Exhibit 10.4






                            PLAN AND
                      AGREEMENT OF MERGER




                   RX MEDICAL SERVICES CORP.

                              AND

               CONSOLIDATED HEALTH CORPORATION OF
                       MISSISSIPPI, INC.












                          July 7, 1995


                       Table of Contents


ARTICLE  1  MERGER                                              1
          1.1              Merger of Acquisition Corp into CHC.         1
          1.2   Conversion of Shares into Cash and/or Securities.       2
          1.3Rights of CHC's Stockholders Pending and Upon Surrender of Certifi cates.
          3
          1.4                            Exchange of Certificates       3
          1.5                                     Transfer Books.       3
          1.6                           Transfer of Certificates.       3
          1.7                  Other Transactions at the Closing.       4
          1.8               Closing and Effective Date of Merger.       5
          1.9                                 Further Assurances.       5
          1.10                    Dissenting Stockholders of CHC.       5
          1.11                                            Legend.       5

ARTICLE  2 REPRESENTATIONS AND WARRANTIES OF CHC                6
          2.1    Organization, Corporate Power and Qualification.       6
          2.2                              Capitalization of CHC.       6
          2.3  Subsidiaries, Affiliates, Affiliated Companies and Joint Venture.
          7
          2.4                               Financial Statements.       7
          2.5                 Absence of Undisclosed Liabilities.       8
          2.6                                  Letters of Credit.       8
          2.7                  Absence of Certain Recent Changes.       8
          2.8                                            Assets.       10
          2.9                                    Title to Assets.      10
          2.10                                         Contracts.      11
          2.11                                 Insider Contracts.      11
          2.12                                         Inventory.      11
          2.13                               Accounts Receivable.      11
          2.14                                 Books and Records.      11
          2.15                                          Defaults.      12
          2.16                Patents, Trademarks and Copyrights.      12
          2.17                                Powers of Attorney.      12
          2.18                                        Guarantees.      12
          2.19                              Permits and Licenses.      12
          2.20                                   Litigation, etc.      13
          2.21                                        Compliance.      13
          2.22.                      Obligations; Authorizations.      13
          2.23                    Court Orders, Decrees and Laws.      13
          2.24                                             Taxes.      14
          2.25                            Insurance; Malpractice.      14

          2.26                                     Labor Matters.      14
          2.27                                     Benefit Plans.      15
          2.28                             Environmental Matters.      15
          2.29       Third-Party Payment Contracts, Cost Reports.      16
          2.30                                          Patients.      17
          2.31                             Questionable Payments.      17
          2.32  Certain Representations With Respect to Smith County Hospital.
   17
          2.33                             No Finders or Brokers.      18
          2.34                                      Minute Books.      18
          2.35                             Competitive Interests.      18
          2.36                         Authority; Binding Effect.      18
          2.37                             Misleading Statements.      18
          2.38  Representations and Warranties Deemed to be Repeated at
 Effective
          Date of Merger.                                      19

ARTICLE   3 REPRESENTATIONS AND WARRANTIES OF RX MEDICAL AND
     ACQUISITION CORP                                          19
          3.1  Organization and Standing of Rx Medical and Acquisition Corp.
    19
          3.2                               Financial Statements.      19
          3.3                                     Capitalization.      19
          3.4                                       Subsidiaries.      20
          3.5                         Absence of Certain Changes.      20
          3.6                          Authority; Binding Effect.      20
          3.7                              No Finders or Brokers.      20
          3.8                                           Defaults.      20
          3.9                                 Pending Litigation.      21
          3.10                    Court Orders, Decrees and Laws.      21
          3.11                                             Taxes.      21
          3.12                                     Labor Matters.      22
          3.13                              Exchange Act Reports.      22
          3.14              Potential Liability under Stark Act.       22
          3.15                                        Disclosure.      23
          3.16  Representations and Warranties Deemed to be Repeated at Time of
          Merger.                                              23

ARTICLE  4 COVENANTS OF RX MEDICAL                             23
          4.1                                   Acquisition Corp.      23
          4.2                                            Listing.      23
          4.3   Optional Registration of Rx Medical Common Stock.      24
          4.4  Mandatory Registration of Rx Medical Common Stock.      25

          4.5                 Prospectus Concerning Registration.      25
          4.6                    Best Efforts to Secure Consents.      25
          4.7                                        Information.      25
          4.8                                   Corporate Action.      25
          4.9                              Handling of Documents.      25

ARTICLE  5 COVENANTS OF CHC                                    26
          5.1                             Access and Information.      26
          5.2                                Conduct of Business.      26
          5.3                          Compliance with Agreement.      27
          5.4                    Best Efforts to Secure Consents.      27
          5.5                                     Unusual Events.      27
          5.6                       Interim Financial Statements.      27
          5.7                            Departmental Violations.      27

ARTICLE  6 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CHC      28
          6.1                Representations and Warranties True.      28
          6.2                                          Authority.      28
          6.3                          No Obstructive Proceeding.      28
          6.4            Delivery of Certain Certified Documents.      28
          6.5                    Approval by Stockholders of CHC.      29
          6.6             Proceedings and Documents Satisfactory.      29
          6.7                              No Agency Proceedings.      29

ARTICLE   7  CONDITIONS PRECEDENT TO THE OBLIGATIONS  OF  RX
     MEDICAL AND ACQUISITION CORP                              29
          7.1  Representations and Warranties True; Right of Offset.   29
          7.2                          No Obstructive Proceeding.      30
          7.3             Proceedings and Documents Satisfactory.      30
          7.4                                  No Adverse Change.      30
          7.5                    Approval by Stockholders of CHC.      30
          7.6                      Delivery of Certain Documents.      30
          7.7                              Estoppel Certificates.      30
          7.8                                  Required Consents.      31

ARTICLE  8  TERMINATION                                        31
          8.1                               Optional Termination.      31
          8.2                             Notice of Abandonment.       31
          8.3                              Mandatory Termination.      31

          8.4                                        Termination.      31

ARTICLE 9 INDEMNIFICATION                                      32
          9.1                                             By CHC.      32
          9.2                 By Rx Medical and Acquisition Corp.      32
          9.3                                           Survival.      32
          9.4                                        Limitations.      32
          9.5                                            Defense.      33

ARTICLE 10 MISCELLANEOUS                                       33
          10.1                                          Expenses.      33
          10.2                                          Notices.       33
          10.3                                  Entire Agreement.      34
          10.4                                     Governing Law.      34
          10.5                              Legal Fees and Costs.      34
          10.6                                    CON Disclaimer.      34
          10.7                                              Time.      35
          10.8                                  Section Headings.      35
          10.9                                            Waiver.      35
          10.10           Nature and Survival of Representations.      35
          10.11                                         Exhibits.      35
          10.12                                       Assignment.      35
          10.13                Binding on Successors and Assigns.      35
          10.14                              Parties in Interest.      35
          10.15                                       Amendments.      36
          10.16                                   Drafting Party.      36
          10.17                                     Counterparts.      36
          10.18                                   Press Releases.      36

                 PLAN AND AGREEMENT OF MERGER

                                   Plan and Agreement of Merger
("Agreement"), dated as of July 7, 1995, among Rx Medical Services Corp., a Nevada corporation ("Rx Medical"), CHC Acquisition Corporation, a Mississippi corporation and a wholly-owned subsidiary of Rx Medical ("Acquisition Corp") and Consolidated Health Corporation of Mississippi, Inc., a Mississippi corporation ("CHC").

                                   The parties hereby agree as
follows:

                        ARTICLE 1 MERGER

     1.1 Merger of Acquisition Corp into CHC. Acquisition Corp shall be merged with and into CHC on the Effective Date (as defined in 1.8 hereof) in accordance with the applicable laws of the State of Mississippi as provided in a Plan of Merger to be set forth in Articles of Merger, certain provisions of which shall be as follows:

          (a) Surviving Corporation. CHC shall be the surviving corporation (the "Surviving Corporation") from and after the Effective Date, and the name of the Surviving Corporation shall be Consolidated Health Corporation of Mississippi, Inc. On the Effective Date, the separate existence of Acquisition Corp shall cease, and the Surviving Corporation shall, without other transfer, succeed to all the rights and property, subject to all debts and liabilities, of CHC and Acquisition Corp in the same manner as if the Surviving Corporation itself had incurred them.

          (b) Articles of Incorporation. From and after the Effective Date, the Articles of Incorporation of CHC as amended to be consistent with the principal provisions of the Articles of Incorporation of Acquisition Corp shall be the Articles of Incorporation of the Surviving Corporation until further amended as provided by law.

          (c) By-Laws. From and after the Effective Date, the by-laws of Acquisition Corp as they exist on the date hereof shall be the by-laws of the Surviving Corporation until altered amended or repealed in accordance with the provisions thereof, the Restated Articles of Incorporation or applicable law.

          (d) Directors and Officers. The directors and officers of Acquisition Corp immediately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corporation, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Incorporation and by-laws of the Surviving Corporation.

          1.2 Conversion of Shares into Cash and/or Securities. The manner and basis of exchanging and converting the shares of common stock of the Acquisition Corp and CHC on the Effective
Date shall be as follows:

          (a)  Common Stock of Acquisition Corp.  By virtue of the
          Merger and without any action of the holder thereof each share of common stock of Acquisition Corp outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Corporation.

          (b) Common and Preferred Stock of CHC.<F1> By virtue of the Merger and without any action of the holder thereof, on the Effective Date:

          (i) Each then outstanding share of common stock of CHC, par value $ .01 per share ("CHC Common Stock"), excluding any shares of CHC Common Stock as to which a stockholder of CHC has perfected his rights as a dissenting stockholder in accordance with the Mississippi Business Corporations Act, shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into (A) 158.103 shares of Rx Medical, $5.00 par value, 8% Convertible Preferred Stock having the attributes set forth in Appendix 1.2 hereto ("Rx Preferred Stock") and (B) 98.815 shares of Rx Medical Common Stock, par value $.002 per share ("Rx Common Stock") and (C) cash in the amount of $69.1725.

               (ii) Each then outstanding share of CHC preferred stock, par value $100 per share ("CHC Preferred Stock"), excluding any share of CHC Preferred Stock as to which a stockholder of CHC has perfected his rights as a dissenting stockholder in accordance with the Mississippi Business Corporations Act, shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into 83.794 shares of Rx Preferred Stock and cash in the amount of $20

     <F1>
As a result of 1.2 and 1.7(a), the stockholders will receive the following:

          Rx                     Extra     Rx
        Prefer    Rx       Rx      Rx    Prefer    Rx      Rx
          red    Cash    Common   Cash     red    Cash    Cash
Stockh   Stock    for     for     for     Stock    for     for
 older    for     CHC     CHC     CHC      for     CHC     CHC
          CHC   Common   Common  Common    CHC   Prefer   Notes
        Common                           Prefer    red    (1.7(
                                           red             a))
Lewis    319,36  $139,7  199,60      $0        0      $0      $0
              8      28       6
Muse     64,822  28,361  40,514       0        0       0       0
Herrin   15,810   6,917   9,882       0        0       0       0
g
Church   474,30  207,51       -  $296,4   125,96  30,000  $291,0
ill           9       8              30        1              47
         874,30  $382,5  250,00  $296,4   125,96  30,000  $291,0
Totals        9      24       2      30        1              47

           By virtue of the Merger, on the Effective Date, each share of the CHC Common Stock and CHC Preferred Stock shall cease to exist, all certificates for such stock shall be canceled and no shares of the Surviving Corporation shall be exchanged therefor. All treasury shares of CHC or shares of CHC Common Stock and CHC Preferred Stock owned by any of the subsidiaries of CHC shall also be canceled.

          1.3  Rights of CHC's Stockholders Pending and Upon Surrender
of  Certificates.   From and after the Effective Date, except  as
provided in the Mississippi Business Corporation Act with respect
to   rights  of  dissenting  stockholders,  each  holder   of   a
certificate representing shares of CHC Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the consideration to which such holder would otherwise be entitled on the basis provided for in 1.2(b) of this Agreement.

           1.4 Exchange of Certificates On the Effective Date, the holders of certificates for shares of CHC Stock and/or CHC Preferred Stock shall cease to have any rights as stockholders of CHC (except such rights, if any, as they may have as dissenting stockholders under the Mississippi Business Corporations Act). Each holder of a stock certificate or certificates representing outstanding shares of CHC Common Stock or CHC Preferred Stock, as the case may be, immediately prior to the Effective Date shall, upon surrender of such certificate or certificates to the Surviving Corporation after the Effective Date, be entitled to receive a stock certificate or certificates representing the number of shares of Rx Preferred Stock into which such shares of CHC Common Stock or CHC Preferred Stock, as the case may be, have been converted as provided by 1.2(b), (i) and (ii) above plus the accompanying cash component with respect thereto as provided therein. Until so surrendered, each stock certificate which, prior to the Effective Date, represented shares of CHC Common Stock or CHC Preferred Stock, as the case may be, shall be deemed for all purposes to evidence ownership of the number of shares of Rx Preferred Stock into which those shares of CHC Common Stock and CHC Preferred Stock have been converted.

           1.5 Transfer Books. At the close of business on the business day immediately preceding the Effective Date, the stock transfer books for shares of CHC Common Stock and/or CHC Preferred Stock shall be closed, and no transfer or assignment of any shares of CHC Common Stock and CHC Preferred Stock shall thereafter be registered on the transfer books.

           1.6 Transfer of Certificates. If any certificate representing Rx Preferred Stock is to be issued in a name other than that in which the certificate theretofore representing CHC Common Stock or CHC Preferred Stock, as the case may be, surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to the Surviving Corporation or its transfer agents any transfer or other taxes required by reason of the issuance of certificates representing Rx Preferred Stock in a name other than that of the registered
holder                           of                           the
        certificate surrendered, or establish to the satisfaction of the Surviving Corporation or its transfer agents that such tax has been paid or is not applicable

          1.7  Other Transactions at the Closing.

          (a)   Simultaneously with the Closing, Rx Medical shall
          purchase from Churchill Technologies, Inc., a Colorado corporation ("Churchill") (i) a 9% note of CHC in the principal amount of $425,000, (ii) a 6% note of CHC in the principal amount of $100,000, and (iii) a 9% note of Morton Medical Center (assumed by CHC) in the principal amount of $120,000 (collectively, the "CHC Notes"), (iv) and the Rx Common Stock issued to Churchill as a result of the Merger, and Churchill shall sell the CHC Notes and Rx Common Stock to Rx Medical for a payment of $587,477 payable by wire transfer at the Closing.

          (b) In exchange for their options, holders of options to purchase CHC Common Stock shall receive (i) 155.25 shares of Rx Preferred Stock for each share of CHC Common Stock purchasable upon exercise of the option (the "Option Shares") plus (ii) the number of shares of Rx Common Stock equal to the quotient obtained by (x) dividing the Market Value of Rx Common Stock into
          (y) the difference obtained by (1) subtracting the aggregate exercise price of the Option Shares from (2) the product of $308.75 and the Option Shares.<F2> For the purposes of this clause (b), "Market Value of Rx Common Stock" shall mean the average closing price of Rx Common Stock on the American Stock Exchange for the 10 trading days immediately prior to the Closing.

     <F2>
Assuming a Market Value of $1.50 for the Rx Common Stock, the CHC
Optionees will receive the following:

          (a)    (b)    Rx    Rx
                Exer  Prefe  Commo
Optionee  Opti  cise   rred    n
          ons   Pric  Stock  Stock
                  e     *
Sam        100    $50  15,52 17,25
Lewis                      5     0
Paul        50     50  7,763
Black                        8,625
Paul        42    100  6,521 2,923
Black
Brenda      50     50  7,763
Olters                       8,625
Brenda      42    100  6,521 2,923
Olters
Mike        50     50  7,763
Edwards                      8,625
Mike        42    100  6,521 2,923
Edwards
Michael    126    100  19,56 17,53
Lindley                    2     5
Joe         84    100  13,04 11,69
Herring                    1     0
_____________________
* The formula is [155.25 x (a)];
      the formula is [[[308.75 x(a)]-[(a)x(b)]]/MV]

          (c) In addition to the foregoing, in the event that the Surviving Corporation consummates the acquisition of a hospital subsequent to the Closing, the Surviving Corporation shall pay Sam J. Lewis a fee in the amount of $100,000 in connection with services rendered in connection therewith. Said fee shall become due and payable within ten (10) days after the closing of the aforesaid acquisition.

          1.8 Closing and Effective Date of Merger. At the closing (the "Closing"), which shall be held on July 7, 1995 (or at such later date as shall be agreeable to CHC and Rx Medical but in no event later than August 7, 1995) (the "Closing Date") at the offices of Rx Medical in Ft. Lauderdale, Florida. The parties shall exchange the respective schedules, Exhibits, certificates and instruments of conveyance, in form and substance reasonably acceptable to the respective parties, within thirty (30) days of
the   Closing.    In  addition  to  other  actions   contemplated
hereunder, CHC and Acquisition Corp shall within thirty (30) days of the Closing, use their respective best efforts to cause to be executed in accordance with the Mississippi Business Corporation
Act,  and  shall  cause  to  be  filed  and  recorded  with   the
appropriate offices under the laws of the State of Mississippi, copies of Articles of Merger and such officers' certificates and other documents as may be necessary or appropriate in the opinion of counsel to Rx Medical to cause the Merger to become effective under the laws of the State of Mississippi. The Merger shall become effective at the time the Secretary of the State of Mississippi issues a Certificate of Merger in response to the aforesaid filing of the Articles of Merger (the "Effective Date").

          1.9 Further Assurances. The Surviving Corporation, through its appropriate officers and directors, is hereby authorized, in the name of the Rx Medical or Acquisition Corp, CHC or itself, to execute, acknowledge and deliver all instruments of further assurance and to do all such acts and things as it may, at any time, deem necessary or desirable to vest in the Surviving
Corporation any property or rights of CHC or Rx Medical or Acquisition Corp, or to carry out any of the purposes expressed in this Agreement.

          1.10  Dissenting Stockholders of CHC.   Each stockholder of
CHC, if any, who becomes entitled, pursuant to Article 13 of the Mississippi Business Corporation Act, to payment of the fair value of his CHC Common Stock or CHC Preferred Stock, as the case may be, (a "Dissenting Stockholder") shall receive payment therefor from the Surviving Corporation but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. CHC shall not, except with the prior written consent of Rx Medical, voluntarily make any payment with respect to or settle or offer to settle any demand for such
payment.   Shares  of  CHC Common Stock and CHC  Preferred  Stock
acquired by CHC or the Surviving Corporation from Dissenting Stockholders shall be canceled.

          1.11 Legend. The certificates representing the Rx Common and Rx Preferred Stock issued to the former stockholders of CHC as the result of the merger shall bear the following legend:

           "TRANSFER RESTRICTED: The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares have been acquired subject to the restrictions as set forth by the Plan and Agreement of Merger dated as of July 7, 1995 among the issuer, Consolidated Health Corporation of Mississippi, Inc., and CHC Acquisition Corporation. Such shares will be held for investment only and have not been acquired with a view toward their distribution.
They may not be offered for sale, sold, transferred, pledged, hypothecated or otherwise disposed of except on the terms set forth in the aforementioned Plan and Agreement of Merger, a copy of which is on file in the Office of the Corporate Secretary of the issuer."

     ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF CHC

           CHC hereby represents and warrants to Rx Medical and Acquisition Corp as follows:

          2.1 Organization, Corporate Power and Qualification. CHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has full corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. CHC is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.

          2.2 Capitalization of CHC. The authorized capital stock of CHC consists of 10,000 shares of $.01 par value common stock, and 1,500 shares of $100 par value preferred stock, of which as of the date hereof, 5,530 shares of CHC Common Stock and 1,500 shares of CHC Preferred Stock have been duly authorized by all necessary corporate action on the part of CHC, are validly issued
and  outstanding, fully paid and nonassessable.   No  assessments
have  been  made with respect to such stock which have  not  been
fully  satisfied.   Except as set forth in Exhibit  2.2   of  the
Exhibit Volume, there are no other authorized or outstanding or authorized equity securities of CHC of any class, kind or character, and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character relating to the capital stock of CHC or any securities convertible or exchangeable or exercisable for any shares of stock of any class of capital stock of CHC. CHC has no treasury
stock  that has not been canceled as of the date hereof.   Except
for  the  transactions contemplated by this Agreement, there  are not any agreements or understandings among CHC's stockholders with respect to the voting of shares of the CHC Stock on any
matter.   No shares of the capital stock of CHC are reserved  for
any purpose; there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the capital stock of CHC and there are no agreements or other obligations (contingent or otherwise) which
may                                                       require

           CHC to issue, repurchase or otherwise acquire any shares of its capital stock or any other securities. There are no outstanding or authorized stock appreciation/phantom stock or similar rights with respect to CHC. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting stock of CHC.

          2.3 Subsidiaries, Affiliates, Affiliated Companies and Joint Venture. CHC has no direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise except for the subsidiary company or companies listed in Exhibit 2.3A of the Exhibit
Volume,  all  of  which  are wholly-owned  subsidiaries  of  CHC.
Exhibit 2.3A shall also set forth the authorized capital stock of each such subsidiary corporation, the number of shares of such capital stock validly issued and outstanding and the number of such shares owned by CHC. Each of the organizations listed in
Exhibit 2.3A and identified therein as a consolidated subsidiary (CHC's "subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, as listed in Exhibit 2.3A, has full corporate power to own, lease and operate its properties and assets and to carry on its business as and where it is now conducted, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it make such qualification necessary, and is qualified to do business in the jurisdictions listed in Exhibit 2.3A. Copies of the Articles of Incorporation and by-laws of each CHC subsidiary are included as Exhibit 2.3B of the Exhibit Volume and are true, accurate and complete as of the date hereof. CHC owns beneficially and of record all shares of capital stock of any CHC subsidiary which is set forth as being owned by CHC in Exhibit 2.3A (except for directors' qualifying shares), free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, and none of such shares are subject to any covenant or other contractual restriction preventing or limiting the right to transfer such shares. There are not any agreements or understand ings to which CHC or any CHC subsidiary is a party with respect to the voting of shares of capital stock of any CHC subsidiary; and neither CHC nor any of its subsidiaries has outstanding any options, calls, rights of conversion or other commitments to purchase or sell any authorized or issued shares of capital stock of any CHC subsidiary.

           2.4 Financial Statements. Exhibit 2.4 of the Exhibit Volume consists of the following financial statements of CHC: consolidated balance sheet of CHC and its subsidiaries at February 28, 1994, and the related consolidated statement of operations, stockholders' equity and cash flow for the years then ended, together with the opinion thereon of Overcash, Walker & Co., certified public accountants; and the unaudited consolidated balance sheet of CHC and its subsidiaries as of February 28, 1995 and unaudited consolidated statement of operations of CHC and its subsidiaries for the twelve months then ended (the audited and unaudited financial statements and the related notes being herein called "CHC Financial Statements").

                The CHC Financial Statements have been prepared based upon information contained in the books and records of CHC and its subsidiaries and present fairly the assets, liabilities and financial condition of CHC and its subsidiaries as at the respective dates thereof and the results of their operations for the periods ended at the respective dates thereof, in each case prepared in conformity with generally accepted accounting principles applied on a consisitent basis throughout the periods involved and with the prior periods, except that in the unaudited portion of the CHC Financial Statements (i) are subject to cost report and other year-end audit adjustments, (ii) do not contain footnotes, (iii) were prepared without physical inventories, and
(iv) do not contain an unaudited statement of cash flow, and (v) are not restated for subsequent events. The CHC Financial Statements do not contain any material inaccuracy and do not suffer from any material omissions.

          2.5 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the CHC Financial Statements and except for commitments and obligations incurred in the ordinary course of business accruing after February 28, 1995, to the best knowledge of CHC, CHC and its subsidiaries as of February 28, 1995, had, or will have at Closing, no material liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due to become
payable  and  regardless  of  when or  by  whom  asserted).   The
liabilities reflected in the CHC Financial Statements consist solely of accrued obligations and liabilities incurred by CHC to persons or entities not affiliated with CHC, except as set forth in Exhibit 2.5 of the Exhibit Volume.

          2.6 Letters of Credit. Except as disclosed in Exhibit 2.6 of the Exhibit Volume, there are no outstanding letters of credit issued at the request of CHC to any suppliers or obligees of CHC with respect to the operations of CHC.

          2.7 Absence of Certain Recent Changes. Except as expressly provided in this Agreement or as set forth on Exhibit 2.7 of the
Exhibit  Volume  in  alphabetical  order  corresponding  to   the
following subsections since February 28, 1995, and through the Closing Date, CHC and its subsidiaries have not been and will not have:

          (a) except in the usual and ordinary course of their businesses, consistent with past practice, and in an amount which is usual and normal, incurred, both individually or in the aggregate, any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of their assets;

          (b) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $10,000;

          (c) suffered the resignation or other termination of any management personnel of CHC, or the loss of or other termination of a business relationship with any material customers or suppliers of CHC's business or been engaged in a material dispute with any material customer or supplier which could threaten such business relationship;

          (d) increased the regular rate of compensation payable by them to any employee, stockholder, or any physician other than normal merit and cost of living increases granted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of their employees, and no such increase is required;

          (e) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of their employees not theretofore in effect;

          (f) had any change in the capitalization of the CHC and its subsidiaries, including, without limitation, the grant or issuance by the CHC or any of its subsidiaries of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in CHC or any of its subsidiaries;

          (g) declared or paid any dividend or other distribution, in any form whatsoever, on any class of its capital stock or purchased or redeemed any of its capital stock;

          (h) made any direct or indirect purchase, redemption or other acquisition by CHC or any of its subsidiaries, or entered into any commitment, plan or agreement by CHC or any of its subsidiaries to purchase, redeem or otherwise acquire any shares of their capital stock or other equitable interests;

          (i) experienced any labor organizational efforts, strikes or complaints, other than grievance procedures in the ordinary course of business, or entered into any collective bar\gaining agreements with any union;

          (j)  made any single capital expenditure which exceeded
          $10,000 or made aggregate capital expenditures which exceeded
          $25,000;

          (k) except with respect to liens or encumbrances arising by operation of law, permitted or allowed any of their assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          (l) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business;

          (m) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of business;

          (n) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any stockholder of CHC or any of the officers or directors of CHC or any of its subsidiaries or of any "affiliate" or "associate" of any of their officers or directors (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended), except for reimbursement of ordinary and reasonable business expenses related to the business of CHC and its subsidiaries and compensation to officers at rates not exceeding the rates of compensation at February 28, 1995;

          (o) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which CHC or any of its subsidiaries is a party, except in the ordinary course of business;

          (p) entered into a material transaction, contract or commitment other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

          (q)  canceled, or failed to continue, insurance coverages;

          (r) agreed, whether in writing or otherwise, to take any action described in this 2.7;

          (s) suffered any material adverse change in its business, properties, assets, liabilities, net worth, earnings or financial condition; or

          (t) done any act or thing which under the terms and conditions of this Agreement would be in violation of any of the covenants, stipulations or agreements of CHC hereunder, or which would make any representation or warranty of CHC hereunder inaccurate or untrue as of the Closing Date.

           2.8 Assets To the best knowledge of CHC: (i) all of the assets owned by, or leased to CHC and used or usable in connection with its business and operations are in good working order, ordinary wear and tear excepted, have been maintained in accordance with good industry practice, are suitable for the purposes for which they are being used and are sufficient in the aggregate for the operation and maintenance of its business; and
(ii) CHC has good and marketable title to the assets reflected in the balance sheet included in the CHC Financial Statements and will hold good and marketable title to such assets and any assets acquired prior to the Closing Date, except for assets disposed of in the ordinary course of business and except for such mortgages, liens and other charges as are disclosed in the CHC Financial Statements.

          2.9 Title to Assets. CHC does not own any real estate, and leases only offices in Nashville, TN and Newton, MS. Its wholly owned subsidiary , CHC Management, Inc. ("CHC Management"), leases and operates Smith County Hospital in Raleigh, MS. CHC believes it and CHC Management have valid and subsisting leaseholds for such properties. Exhibit 2.9 of the
Exhibit Volume is a copy of a Uniform Commercial Code search as of a recent date duly obtained by CHC showing security interests of record relating to non real estate assets of CHC and its subsidiaries.

          2.10 Contracts. Exhibit 2.10 of the Exhibit Volume contains a copy of each contract, lease, agreement and other instrument to  which  CHC or any of its subsidiaries is a party or is  bound
which   involves   an   unperformed  commitment   or   obligation
(contingent or otherwise) of more than $25,000 in the aggregate and with which CHC and each of its Subsidiaries are in material compliance.

          2.11  Insider Contracts. There are no contracts, agreements,
purchase   orders,   commitments,   leases,   understandings   or
arrangements, including loan arrangements, between CHC and its stockholders or any affiliate thereof not otherwise disclosed herein or in the Exhibits contained in the Exhibit Volume and none shall be entered into by CHC from the date hereof through the Closing Date without the prior written consent of Rx Medical.

          2.12 Inventory. To the best knowledge of CHC, the inventory reflected on CHC's balance sheet at February 28, 1995 was (i) in good and marketable condition, (ii) in an amount consistent with the hospital business, (iii) saleable in the normal course of CHC's business as currently conducted, at current applicable prices and within normal inventory "turn" experience except for items which are obsolete, damaged or slow moving which do not materially exceed historical amounts for such categories of items, and (iv) is carried in CHC's Financial Statements on the basis disclosed in the notes thereto.

            2.13 Accounts Receivable. Except for immaterial amounts, CHC's accounts receivable: (i) arose in the ordinary course of business for goods or services delivered or rendered;
(ii) constitute only valid, undisputed claims; and (iii) are not subject to counterclaims or set-offs. To the best knowledge of CHC, all credits due to third parties, including third party payors, are reflected in CHC's Financial Statements and 100% of the aggregate recorded amounts of CHC's accounts receivable net of reserves have been or will be collected in the ordinary course of business without resort to litigation.

          2.14 Books and Records. To CHC's best knowledge and belief: the books of account of CHC reflect all items of income, gain, loss, and expense and all assets and liabilities of CHC subject to customary month-end and year-end adjustments and are accurate and complete in all material respects; all of the other records of CHC, including, without limitation, all of its payroll and customer records, are accurate and complete in all material respects. CHC shall cooperate in providing access to the books and records of CHC on a reasonable basis in the event an audit of such books and records is deemed necessary by counsel for Rx Medical in order to comply with any federal or state securities laws or regulations.

          2.15 Defaults. To CHC's knowledge, neither CHC nor any of its subsidiaries is in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under, give rise to a right to accelerate or terminate any provision thereof, or give rise to any lien, claim, encumbrance or restriction on any of the assets or properties of CHC or any of its subsidiaries, any outstanding indenture, mortgage, contract, lease, instrument or agreement to which CHC or any of its subsidiaries is a party or by which CHC or any of its subsidiaries may be bound or under any provision of the Articles of Incorporation or by-laws of CHC or any of its subsidiaries. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to CHC or any of its subsidiaries, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of CHC or any of its subsidiaries or any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which CHC or any of its subsidiaries is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of CHC or any of its subsidiaries, to be accelerated, or increase any such liability or obligation.

          2.16 Patents, Trademarks and Copyrights. CHC does not own any trademarks, service marks, trade names, brands, copyrights or patents and has not filed any applications for registration of any such trademarks, copyrights or patents.

           2.17   Powers of Attorney. Exhibit 2.17 in the Exhibit
Volume lists any outstanding powers of attorney related to CHC and a summary statement of the terms thereof.

          2.18 Guarantees. Included as Exhibit 2.18 in the Exhibit Volume is a list and brief description of all guarantees, matters
of   suretyship  and  contingent  liabilities  of  CHC  and   its
subsidiaries.

          2.19  Permits and Licenses. Included as Exhibit 2.19 in the
Exhibit Volume is a schedule of all material permits and licenses held by CHC and its subsidiaries. To the best knowledge of CHC:
(i)  all of the licenses are, and as of the Closing Date will be,
valid   and   in   good  standing  with  applicable  governmental
authorities or agencies; (ii) there is no pending or threatened action by any governmental authority or agency or third party to suspend, revoke, terminate or challenge any of such licenses;
(iii) none of such licenses are currently subject to or operating under any agreement encumbering any of such licenses or any waiver by governmental authorities of otherwise applicable rules and  regulations;  (iv)  no  other  material  licenses,  permits,
certifications,   authorizations,   accreditations,   orders   or
approvals are required in connection with the ownership or operation of CHC's business as currently owned and operated.

          2.20  Litigation, etc. Except as set forth in Exhibit 2.20
in   the  Exhibit  Volume,  to  CHC's  knowledge,  there  is   no
litigation, arbitration, governmental claim, investigation or proceeding pending or threatened against CHC or any of its subsidiaries at law or in equity, before any court, arbitral tribunal or governmental agency.

          2.21 Compliance. To the best of CHC's knowledge: (i) CHC's operations, as and where presently conducted and CHC's assets and their uses, comply with all applicable federal, state and municipal laws, rules, regulations and other requirements of any court or governmental body, court or arbitrator material to the conduct thereof (collectively, the "Laws"), in all cases where noncompliance therewith, singly or in the aggregate, would have a material adverse effect on the business, assets, liabilities, properties, operations or condition (financial or other) of CHC;
and (ii) CHC has all permits and licenses required for its operations from all applicable jurisdictions.

          2.22  Obligations; Authorizations. To the best knowledge of
CHC: (i) CHC is not in violation of any judgment, injunction, award or decree which is binding on CHC or any of its assets, properties, operations, securities or business or which would affect the consummation of the transactions contemplated hereby;
(ii) CHC has in all material respects performed all obligations required to be performed by it under, is not in default in any material respect under, in violation in any material respect of, aware of any material default or violation by any other party to, and has not breached any material representation or incurred any contingent liability contained in, any of the oral and written contracts and agreements to which CHC is a party or by which CHC is bound (the "CHC Agreements"); (iii) there is no pending or, to
the     best     knowledge    of    CHC,     threatened     claim
      that operations pursuant to any of the CHC Agreements have been improperly conducted or maintained or which would lessen the rights of CHC thereunder; and, to the best knowledge of CHC, no event has occurred and no condition exists that would increase the obligations or costs of CHC thereunder in any manner or amount that would be material to such CHC Agreements standing alone; (iv) all material licenses, permits and other governmental authorizations that are required for the ownership, operation and maintenance of the CHC's business as now owned, operated and maintained have been obtained and are valid and sufficient for such ownership, operation, maintenance and location and are in full force and effect; (v) and CHC has not taken any action, or failed to take any action, or permitted or allowed to exist any condition, which, with notice or lapse of time, or both, would result in the termination, cancellation or forfeiture of, or cause a default under, any such license, permit or other governmental authorization.

          2.23  Court Orders, Decrees and Laws. To CHC's knowledge:
there   is  not  outstanding  or  threatened  any  order,   writ,
injunction or decree of any court, governmental agency or arbitration tribunal against or affecting CHC or any of its subsidiaries or any of their assets which would significantly interfere with their ability to conduct their businesses; no governmental authorities are presently conducting proceedings against CHC or any of its subsidiaries; and no such investigation or proceeding is pending or being threatened.

          2.24 Taxes. To CHC's knowledge: all federal, state and other tax returns of CHC and its subsidiaries required by law to be filed have been timely filed; CHC and its subsidiaries have paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which CHC or its subsidiary, as the case may be, has set aside on its books adequate reserves; all such tax returns have been prepared in compliance with all applicable laws and regulations; the amounts set up as provisions for taxes (including provision for deferred income taxes) on CHC Financial Statements have been reserved in accordance with generally accepted accounting principles for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date; there are no tax liens on any of the property of CHC or any of its subsidiaries except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which CHC or its subsidiary, as the case may be, has set aside on its books adequate reserves; there are no pending tax examinations nor has CHC or any of its subsidiaries received a revenue agent's report asserting a tax deficiency. Copies of CHC's last two federal state and local income tax returns are included as
Exhibit 2.24 of the Exhibit Volume.

           2.25   Insurance; Malpractice.   Exhibit 2.25  of  the
Exhibit Volume is a list and brief description of all policies of fire, general liability, professional liability, product liability, environmental impairment liability, worker's compensation, health and other forms of insurance policies or binders currently in force insuring against risks of CHC. CHC has no reason to believe that such insurance policies are not valid, binding and enforceable policies in full force and effect, and CHC believes that is has paid all premiums due and payable thereon. To the best knowledge of CHC: (i) there are no gaps in CHC' insurance coverage; (ii) CHC is not in default with respect to any provisions contained in any such insurance policy nor has it failed to give any material notice or present any material claim under any such insurance policy in due and timely fashion in each case where such default or failure to give notice or to present a claim could reasonably be expected to lead to a denial of coverage; and (iii) no insurer under any such insurance policies has refused, or threatened to refuse, to pay any claim currently pending under any of such insurance policies with respect to its business. CHC shall maintain insurance coverage of similar kinds and amounts and shall pay premiums for such coverage through the Closing Date.

          2.26 Labor Matters. There are no collective bargaining agreements with any labor union to which CHC or any of its subsidiaries is a party or by which CHC or any of its subsidiaries is bound, and none of them are currently negotiating with a labor union. There is no unfair labor practice complaint against CHC or any of its subsidiaries pending before the National Labor Relations Board. There is no labor strike, dispute,  slowdown  or  stoppage  actually  pending  or,  to  its knowledge, threatened against or affecting CHC or any of its subsidiaries or the Hospital. No grievance which might have a material adverse effect on CHC or any of its subsidiaries or the conduct of their businesses nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. Neither CHC nor any of its subsidiaries has experienced any employee strikes during the last three years. CHC will advise Rx Medical of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date.
Exhibit 2.26 of the Exhibit Volume lists all of the present employees of CHC receiving compensation in excess of $100,000 per annum, their titles, the date on which they became employees of CHC, and their present rate of compensation. CHC has made no commitment, oral or written and whether or not enforceable, which would bind or purport to bind Rx Medical, concerning the future employment or compensation of any of such employees. Except as set forth in Exhibit 2.26, there are no termination benefits or amounts due and owing under the terms of any employment agreement as a result of a change in control of CHC as a result of the transactions contemplated by this Agreement.

          2.27 Benefit Plans. Except as set forth in Exhibit 2.27 of the Exhibit Volume, CHC has not established, maintained or contributed to, or maintain or contribute to, or proposed to establish, maintain or contribute to, any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth in  Exhibit  2.27,  CHC  has no other plan,  trust  agreement  or
arrangement        for        any        bonus,        severance,
     hospitalization, vacation, deferred compensation, pension or profit-sharing, retirement, payroll savings, stock option, group insurance, self-insurance, death benefit, fringe benefit, welfare or  any other employee benefit plan or fringe benefit arrangement of  any  nature  whatsoever, including  those  benefiting  former
employees (collectively, the "Employee Benefit Plans").   CHC  is
and  shall  remain,  both  before  and  after  the  Closing,   in
compliance with those provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 that relate to continued coverage under the Employee Benefit Plans.

          2.28  Environmental Matters. To the best knowledge of CHC:
(i)  CHC  has  not  produced,  used,  handled  disposed  of,   in
connection with the operation of its business, any hazardous substances or hazardous wastes nor has CHC dumped, buried or otherwise disposed of or stored any such substances or wastes on the property on which its operations are is located, in each case except in accordance with the Environmental Requirements (as defined below); (ii) CHC is in compliance with all requirements relating to its operations under federal, state, or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic substances, materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous
or   toxic   substances,   materials  or  wastes   (collectively,
"Environmental Requirements"); (iii) CHC is not required under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials, including
underground   storage   tanks;   and   (iv)   no   investigation,
administrative  order,  consent  order,  lien,  super   lien   or
agreement, litigation or settlement with respect to any hazardous substance of any kind located on or under all or any portion of any premises which have been leased or owned by CHC exists, is pending or, is proposed or threatened in writing with respect to any premises leased or owned by CHC. For the purpose of this
Section,   "hazardous  substances",  "hazardous  materials"   and
"hazardous  waste"  refer  to  such  terms  as  defined  in   the
Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., and regulations thereunder, the Resource Conservation and Recovery Act; and
applicable   federal,  state  and  local   laws   pertaining   to
environmental regulations.

          2.29  Third-Party Payment Contracts, Cost Reports.

          (a) CHC has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under Medicare and Medicaid Programs. To the best knowledge of CHC: (i) all services provided by CHC have been provided pursuant to valid physician orders; (ii) all billings by CHC to third-party payors, including, but not limited to, those under the Medicare Amendments to the Social Security Act, as amended, and the regulations promulgated pursuant thereto, Medicaid Programs and private insurance companies, are true and correct in all material respects and are in compliance in all material respects with all applicable laws and regulations and the policies of such third-party payors; and (iii) there are no outstanding, pending or threatened negative adjustments, recoupments or deficiencies pertaining to the cost reports or claims of CHC and there are no existing Medicare or Medicaid compliance deficiencies otherwise with respect of the conduct of CHC's business such as, but not limited to, licensing, audit, and quality assurance requirements.


          (b) To the best knowledge of CHC, none of the officers, directors, employees or agents of CHC, on behalf of or for the benefit of CHC, directly or indirectly, has: (i) offered or paid any amount to, or made any financial arrangement with any of the past or present customers or potential customers of CHC in order to obtain business from such customers other than standard pricing or discount arrangements consistent with proper business practices and consistent with all applicable laws; (ii) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past or present customer, supplier, source of financing, landlord, sub-tenant, licensee or anyone else at any time which was not legal under applicable law; (iii) made, or has agreed to make, or is aware that there is any agreement to make any political payments not legal under applicable law or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or bill relates to the business of CHC and is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); or (iv) made, or has agreed to make, or is aware that there have been, or that there is any agreement to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any past or present customer, employee, supplier or landlord of CHC, or for any purpose other than that reflected in the documents supporting the payments and was not legal under applicable law when made.

           2.30 Patients. CHC has no reason to believe that its patients for whom reimbursement has been received from Medicare, Medicaid or other third party payors did meet the applicable eligibility standards. To its best knowledge, CHC has filed all financial and medical documentation required to be filed therefor and such records are, as of the date hereof, and will be, as of the Closing Date, true, accurate, complete and current in all material respects.

          2.31 Questionable Payments. To the best knowledge of CHC, neither CHC nor any of CHC's current or former stockholders, directors, officers, agents, employees or other persons associated with or active on behalf of CHC, has on behalf of CHC or in connection with its business, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expense related to political activity, (ii) made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of CHC, or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) offered, paid, solicited or received any remuneration in violation of Medicare or Medicaid Programs including, without limitation, the Medicare and Medicaid Anti-Kickback Act.

          2.32  Certain Representations With Respect to Smith County
Hospital.

          (a) Smith County Hospital (the "Hospital"), leased by CHC Management, is licensed by the Mississippi Department of Health as an acute hospital authorized to operate 30 beds in its existing facilities located in Raleigh, MS. To CHC's knowledge, except as set forth in Exhibit 2.32(a)-1 of the Exhibit Volume, the Hospital is presently in compliance with all the terms, conditions and provisions of such license. Exhibit 2.32(a)-2 of the Exhibit Volume is a copy of such license.

          (b) The Hospital has current contractual arrangements with Blue Cross. A copy of its existing Blue Cross contract is included as Exhibit 2.32(b) of the Exhibit Volume; and to CHC's knowledge, the Hospital is presently in com\pliance with all of the terms, conditions and provisions of such contract.

          (c) The Hospittal is qualified for participation in the Medicare Program. A copy of its existing Medicare contract is included as Exhibit 2.32(c) of the Exhibit Volume; and to CHC's knowledge, the Hospital is presently in compliance with all of the terms, conditions and provisions of such contract.

          (d) The Hospital is qualified for participation in the Medicaid program. A copy of its existing Medicaid contract is included as Exhibit 2.32(d) of the Exhibit Volume; and to CHC's knowledge, the Hospital is presently in compliance with all the terms, conditions and provisions of such contract.

          (e) Except as set forth in Exhibit 2.32(f) of the Exhibit Volume, CHC has received no written notification that the Hospital is in violation of local building codes, ordinances or zoning laws.

          (f) Included as Exhibit 2.32(f) to the Exhibit Volume is a copy of the surveys of the Hospital by the Tennessee Department of Health after January 1, 1994.

          (g) Included as Exhibit 2.32(g) of the Exhibit Volume are the by-laws of the Medical Staff of the Hospital.

           2.33 No Finders or Brokers. Neither CHC or any of its subsidiaries nor any officer or director of CHC or any of its subsidiaries has engaged any finder or broker in connection with the transactions contemplated hereunder.

          2.34 Minute Books. The minute books of CHC, as previously made available to Rx Medical, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the respective stockholders and board of directors of CHC.

          2.35 Competitive Interests. To the best knowledge of CHC, none of its stockholders and no affiliate of any stockholder has any direct or indirect interest of any kind in any business which is competitive with or engages in any actual or potential business transactions with CHC.

           2.36 Authority; Binding Effect. CHC has full power and authority to enter into this Agreement and, subject to the convening of a stockholders' meeting and the approval of stockholders as required by Mississippi law, to carry out the transactions contemplated hereby. The Board of Directors of CHC has taken all action required by law and by CHC's Articles of Incorporation and by-laws, or otherwise, to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of CHC enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and equitable principles generally).

          2.37 Misleading Statements. To the best knowledge of CHC, none of the information concerning CHC contained in this Agreement
(including,   without  limitation,  the  preamble  hereto),    the
Financial Statements, the Exhibits in the Exhibit Volume or in the
documents           to          be          delivered           by

      CHC at or prior to Closing contains or will, when delivered, contain any untrue or misleading statements of material fact or omits or will, when delivered, omit any material fact or statement necessary to make the other facts or statements set forth herein or therein not material misleading. There is no fact known to CHC which has not been disclosed to Rx Medical which has, or so far as CHC can now reasonably foresee, will have a material adverse effect on CHC, its operations, assets, prospects or Financial Statements.

          2.38 Representations and Warranties Deemed to be Repeated at Effective Date of Merger. CHC's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Effective Date and shall then be true, accurate and complete in all material respects.

      ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF RX MEDICAL  AND
ACQUISITION CORP

           Rx Medical and Acquisition Corp hereby represent and warrant as follows:

          3.1 Organization and Standing of Rx Medical and Acquisition Corp. Rx Medical and Acquisition Corp are corporations duly organized, validly existing and in good standing under the laws of the states of Nevada and Mississippi, respectively; have full corporate power and authority to conduct their businesses as now being conducted; and are duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted by them requires such qualification.

          3.2 Financial Statements. Rx Medical has delivered to CHC a copy of its Form 10-K to the Securities and Exchange Commission ("SEC") for the year ended December 31, 1994, containing the consolidated balance sheets of Rx Medical and its subsidiaries at December 31, 1994, December 31, 1993 and December 31, 1992, and
the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended, together with the opinion thereon of Grant Thornton (with respect to December 31,
1993  and  1994) and Ernst & Young (with respect to  December  31,
1992), certified public accountants; and a copy of its Form 10-Qs filed with the SEC for the quarter ended March 31, 1995 containing the  unaudited consolidated balance sheets of Rx Medical  and  its
subsidiaries  as  of  March  31,  1995  and  1994  and   unaudited
consolidated statement of operations for the three months then ended on each such date, accompanied by Management's Discussion and Analysis of the Quarterly Consolidated Statements of Earnings (the audited and unaudited financial statements and the related notes being herein called "Rx Medical Financial Statements"). The
Rx  Medical  Financial Statements are true, complete and  accurate and present fairly the assets, liabilities and financial condition of Rx Medical and its subsidiaries as at the respective dates thereof and the results of their operations for the periods ended
at   the   respective   dates  thereof  prepared   in   conformity
      with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as stated in the unaudited portion of the Rx Medical Financial Statements.

            3.3   Capitalization.  As  of  the  date  hereof,  the
authorized capital stock of Rx Medical consists of (i) 25,000,000 shares of Rx Common Stock, of which 8,779,511 shares are issued and outstanding, and 5,710,339 shares are reserved for issuance upon the exercise of stock options held by current and former directors, officers, employees and consultants, exercise of warrants and conversion of series of Rx preferred stock other than the Rx Preferred Stock, (ii) 20,000,000 shares of Rx preferred stock other than the Rx Preferred Stock, of which 1,890,767 shares are issued and outstanding, and (iii) 1,100,000 shares of Rx Preferred Stock, of which no shares are issued and outstanding. Except as set forth above, there are (A) no shares of capital stock or other equity securities of Rx Medical outstanding, (B) no other outstanding options, warrants or rights to purchase or acquire, or securities or rights convertible into or exchangeable for, shares of capital stock of Rx Medical and (C) no contracts, commitments, understandings or arrangements by which Rx Medical is obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. The shares of Rx Preferred Stock and Rx Common Stock to be issued or transferred in connection with the consummation of the transactions contemplated hereby have been duly authorized and, upon the issue or transfer in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          3.4  Subsidiaries. Except as set forth on Exhibit 3.4 to the
Exhibit Volume, Rx Medical does not own, directly or indirectly, any capital stock or other equity participation in or of any corporation, association, joint venture or other legal entity.
Exhibit 3.4 to the Exhibit Volume sets forth Rx Medical's ownership and voting interest in each such entity.

          3.5 Absence of Certain Changes. Since March 31, 1995, there has not been any change in the assets, liabilities or financial condition of Rx Medical and its subsidiaries other than changes
which,  in  the aggregate, have not been materially adverse;   any
material  adverse  change in the business of Rx  Medical  and  its
subsidiaries;  or  any  damage,  destruction,  casualty  or   loss
materially and adversely affecting the business or property of Rx Medical and its subsidiaries.

          3.6 Authority; Binding Effect. Rx Medical and Acquisition Corp have corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and have taken (or by the Closing Date will have taken) all action required by law, their Articles of Incorporation, by-laws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of Rx Medical and Acquisition Corp enforceable in accordance with its terms (except as the same may be restricted,
limited  or  delayed  by  applicable  bankruptcy  or  other   laws
affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions).

           3.7 No Finders or Brokers. Neither Rx Medical nor Acquisition Corp nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder.

          3.8  Defaults. Except as set forth in Exhibit 3.8 to the
Exhibit Volume, to Rx Medical's knowledge, neither Rx Medical nor any of its subsidiaries is in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under, any outstanding material indenture, mortgage, contract or agreement to which Rx Medical or any of its subsidiaries is a party or by which Rx Medical or any of its subsidiaries may be bound or under any provision of the
Articles of Incorporation or by-laws of Rx Medical or any of its subsidiaries. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a material liability to Rx Medical and its subsidiaries considered as a whole, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of Rx Medical or any of its subsidiaries or any material contract, commitment, indenture, lease or other agreement, or any other restriction of any kind to which Rx Medical or any of its subsidiaries is a party or by which it is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any material liability or obligation of Rx Medical or any of its subsidiaries to be accelerated, or increase any such liability or obligation.

          3.9 Pending Litigation. Except as set forth in Exhibit 3.9 and more fully described in Rx Medical's Form 10-K for the year ended December 31, 1994, and its Form 10-Q for the three months ended March 31, 1995, there are no proceedings pending or, to the knowledge of Rx Medical, threatened, against or affecting Rx Medical or any of its subsidiaries in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or  otherwise) of Rx Medical or any of its subsidiaries considered as  a whole.  Rx Medical shall promptly notify CHC of any material
lawsuits,   claims,  proceedings  or  investigations   which   are
commenced against either it or Acquisition Corp or any Affiliate thereof between the date of this Agreement and the Closing Date.

          3.10  Court Orders, Decrees and Laws. Except as set forth in
Exhibit  3.10 and more fully described in Rx Medical's  Form  10-K for the year ended December 31, 1994, and its Form 10-Q for the three months ended March 31, 1995: (i) there is not outstanding or,  to  Rx  Medical's  knowledge,  threatened  any  order,  writ,
injunction  or  decree  of  any  court,  governmental  agency   or
arbitration tribunal against or affecting Rx Medical or any of its subsidiaries or any of their assets which would significantly interfere with their ability to conduct their businesses; (ii) to
Rx Medical's knowledge, Rx Medical and its subsidiaries are in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material the business of Rx Medical and its subsidiaries; (iii) no governmental
authorities   are   presently  conducting  any  investigation   or
proceeding against Rx Medical or any of its subsidiaries and (iv) to Rx Medical's knowledge, no such investigation or proceeding is pending or being threatened.

           3.11 Taxes. Except as set forth in Exhibit 3.11, all federal, state and other tax returns of Rx Medical and its subsidiaries required by law to be filed have been timely filed, and Rx Medical and its subsidiaries have paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which Rx Medical and its subsidiaries have set aside on its books reserves deemed to be adequate. The amounts set up as provisions for taxes on the Rx Medical Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to the period then ended and all periods prior thereto for which Rx Medical or any of its subsidiaries may be liable, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which Rx Medical or its subsidiary, as the case may be, has set aside on its books reserves deemed to be adequate. There are no tax liens on any of the property of Rx Medical or any of its subsidiaries except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which Rx Medical or its subsidiary, as the case may be, has set aside on its books reserves deemed to be adequate. Rx Medical and its subsidiaries have withheld from each payment made to employees the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and have set aside all other employee contributions or payments customarily set aside with respect to such wages and have paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities.

          3.12 Labor Matters. To Rx Medical's knowledge, Rx Medical and its subsidiaries are in compliance with all applicable laws and agreements respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no labor strike, dispute, slowdown or stoppage actually pending or, to Rx Medical's knowledge, threatened against or affecting Rx Medical or any of its subsidiaries which materially adversely affects the business of Rx Medical and its subsidiaries taken as a whole. No grievance which might have a material adverse effect on Rx Medical and its subsidiaries or the conduct of their businesses considered as a whole is pending.

          3.13 Exchange Act ReportsExcept as set forth in Exhibit 3.13, Rx Medical has timely filed all reports required to be filed by 13 or 15(d) of the 1934 Act for the 12 months preceding the date hereof. As of their respective dates, each report or other statement required to be filed thereunder complied in all material respects with the rules and regulations promulgated by the Securities and Exchange Commission and none of such reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.14 Potential Liability under Stark Act. The potential liabilities of Rx Medical are disclosed in the opinion of auditors contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994. Rx Medical does not meet the $75 million stockholders' equity requirement of the OBRA 1993 amendments to the Stark Act which, if met, would generally allow physician/shareholders to refer patients, and it is unlikely that Rx Medical will meet this threshold in the foreseeable future. Since January 1, 1995 and continuing through the present, physicians who hold investment interests in Rx Medical have made referrals to facilities owned by Rx Medical and its subsidiaries. Only a relatively small number of physicians who refer Medicare or Medicaid business to Rx Medical also own common stock of Rx Medical, and the volume of business represented by these referring physician/shareholders accounts for less than 7% of total revenues. That notwithstanding, management of Rx Medical believes that Rx Medical's failure to qualify for the Stark Act exception may have a material adverse impact on the business, financial condition, cash flows and results of operations of Rx Medical. Rx Medical is taking steps to notify physician/shareholders of the requirements of the Stark Act and to monitor its operations so that physician/shareholder referrals are no longer accepted. However, there can be no assurance that Rx Medical will, in all instances, be able to prevent the referral of Medicare or Medicaid business to facilities owned by Rx Medical by physician/shareholders.

          3.15 Disclosure. No representations and warranties by Rx Medical in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to CHC pursuant hereto contains or will contain any untrue statement or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. Rx Medical has disclosed to CHC all facts known to Rx Medical material to the assets, liabilities, business operations and property of Rx
Medical and its subsidiaries. There are no facts known to Rx Medical not yet disclosed which would materially adversely affect the future operations of Rx Medical and its subsidiaries.

          3.16 Representations and Warranties Deemed to be Repeated at Time of Merger. Rx Medical's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Effective Date and shall then be true, accurate and complete in all material respects.

     ARTICLE COVENANTS OF RX MEDICAL

          Rx Medical hereby covenants and agrees as follows:

          4.1 Acquisition Corp. Prior to the Closing Date, Rx Medical shall provide Acquisition Corp with a sufficient number of shares of Rx Medical Common and Preferred Stock and cash for distribution to the Shareholders in accordance with this Agreement.

          4.2 Listing

               (a) Common Stock. As soon as practicable after the Closing, and in any event within 180 days after the Closing, Rx Medical shall take all steps necessary to list on the American Stock Exchange the 250,002 shares of Rx Medical Common Stock which Rx Medical is required to issue as contemplated by Section 1.2(b) of this Agreement and shall have caused the issuance of the Rx Medical Common Stock Rx Medical is obligated to issue under this Agreement. In the event Rx Medical shall not have complied with this 4.2(a), Rx Medical shall pay, the following amounts to the former minority shareholders of CHC:

                     Section 4.2 (a) Common Stock

               CHC Shareholder/Optioneee               Amount
               Sam J. Lewis, Jr.                  $425,087
               C.J. Herring                           37,299
               Margaret Muse                     81,028
               Paul Black                             17,322
               Brenda Olters                           17,322
               Mike Edwards                            17,322
               Michael Lindley                         26,303

                                             $621,683

          (b) Preferred Stock Conversion Shares. Within 365 days after the Closing, Rx Medical shall take all steps necessary to list on the American Stock Exchange the Rx Medical Common Stock which is issuable upon conversion of the Rx Preferred Stock. In the event Rx Medical shall not have complied with this 4.2(b), Rx

          Medical  shall  pay, immediately after  such  365th  day
          against surrender of the Rx Preferred Stock, the following amounts to the former shareholders and optionees of CHC:



               CHC                       Amount
               Shareholder/Optionee


               Sam J. Lewis, Jr.        $1,674,465

               C. J. Herring               144,255

               Margaret Muse               324,110

               Churchill                 3,001,350
               Technologies, Inc.

               Paul Black                   71,420

               Brenda Olters                71,420

               Mike Edwards                 71,420

               Michael Lindley
                                            97,810

               Total                             $
                                         5,456,250

          4.3 Optional Registration of Rx Medical Common Stock. If at any time Rx Medical intends to file a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale of shares of Rx Common Stock (other than a registration statement that relates exclusively to the registration of securities under an employee stock option, bonus, retirement or other compensation plan or solely to the issuance of securities in connection with a business acquisition or combination), Rx Medical shall so notify the stockholders of CHC listed on the signature page hereto (the "Shareholders") or their transferees in writing of its intention at  least  30  days  prior  to  the filing  of  such  registration
statement.   If  any  such  Shareholder or  its  transferee  gives
written notice to Rx Medical, within ten days of delivery of such notice from Rx Medical, of his, her or its desire to have any Rx Medical Shares included in such registration statement, such Rx Medical Shares shall be so included. All legal, accounting and printing costs and all other expenses of Rx Medical in connection with the foregoing registration shall be paid by Rx Medical.

           4.4 Mandatory Registration of Rx Medical Common Stock. During the first three months of any calendar year after the Closing Date, any Shareholder or its transferee shall be entitled, upon demand in writing, to require that Rx Medical file a registration statement under the Securities Act to register all or any of the shares of Rx Common Stock held by such Shareholder or its transferee or into which any shares of Rx Preferred Stock held by such person is convertible, provided that the aggregate market value of all such shares with respect to which such Shareholder
and                                                          other

       Shareholders demand registration shall be at least $1,000,000. Upon receipt of such demand, Rx Medical shall use commercially reasonable efforts to diligently prepare, file and process to effectiveness a registration statement under the Securities Act and thereafter to maintain the effectiveness of such registration statement until the earlier of (i) the date on which the last of the shares of Rx Medical Common Stock covered by the registration statement have been sold and (ii) the second anniversary of the effective date of such registration.

           4.5 Prospectus Concerning Registration. Rx Medical, at its sole cost and expense, will furnish to the Shareholders or the transferees of such Shareholders requesting such registration a prospectus (in such reasonable quantities as shall be requested) containing such financial statements and other information as may be necessary to meet the requirements of the Act and the rules and regulations thereunder and relating to the Rx Medical Common Stock.

          4.6 Best Efforts to Secure Consents. Rx Medical shall use its best efforts to secure before the Closing all necessary consents and approvals needed to satisfy all the conditions precedent to the obligations of CHC hereunder.

          4.7 Information. Rx Medical shall promptly provide to CHC upon reasonable request any information or documents reasonably necessary for CHC or its stockholders to make an informed judgment
as   to   the   advisability  of  consummating  the   transactions
contemplated   hereby   or  to  verify  the  representations   and
warranties of Acquisition Corp herein. Until the Closing Date Rx Medical shall notify CHC of any matter which may be materially adverse to Rx Medical and its subsidiaries considered as a whole and shall keep CHC fully informed of such events.

          4.8 Corporate Action. Rx Medical and Acquisition Corp will take all necessary corporate and other action and use its best efforts to obtain all consents, approvals and amendments of
agreements   required  of  them  to  carry  out  the  transactions
contemplated by this Agreement and to satisfy the conditions specified herein.

           4.9 Handling of Documents. With respect to information provided by CHC pursuant to this Agreement prior to the Closing, Rx Medical and Acquisition Corp shall keep all such information confidential which is not in the public domain, except to the extent that such information (i) becomes generally available to the public other than as a result of a disclosure directly or indirectly by Rx Medical, (ii) was known by Rx Medical on a non-confidential basis prior to disclosure to Rx Medical by CHC pursuant to this Agreement or (iii) becomes available to Rx Medical on a non-confidential basis from a source (other than CHC) which is entitled to disclose the same, and to exercise the same care in handling such information as they would exercise with similar information of their own.

     ARTICLE 5 COVENANTS OF CHC

          CHC hereby covenants and agrees as follows:

           5.1 Access and Information. Between the date of this Agreement and the Effective Date; CHC will: (i) provide to Rx Medical and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if Rx Medical deems necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of CHC and its subsidiaries and permit them to make copies thereof; (ii) furnish Rx Medical and its representatives with all information concerning the business, properties and affairs of CHC and its subsidiaries as Rx Medical requests and certified by the officers, if requested;
(iii) cause the independent public accountants of CHC and its subsidiaries to make available to Rx Medical and its representatives all financial information relating to CHC and its subsidiaries requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish Rx Medical true and complete copies of all financial and operating statements of CHC and its subsidiaries; (v) permit access to customers and suppliers for consultation or verification of any information obtained by Rx Medical and use their best efforts to cause such customers and suppliers to cooperate with Rx Medical in such consultation and in verifying such information; and (vi)
cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of CHC and its subsidiaries and to cooperate fully with any audit, review, investigation or examination made by Rx Medical and its representatives, including, without limitation, with respect to:

          (a)  The books and records of CHC and its subsidiaries;

          (b) The reports of state and federal regulatory examinations;

          (c) Leases, contracts and commitments between CHC or any of its subsidiaries and any other person;

          (d)  Physical examination of the Real Property; and

          (e)  Physical examination of the Equipment and Furnishings.

          5.2 Conduct of Business. Between the date hereof and the Effective Date, except as otherwise expressly approved in writing by Rx Medical, CHC and its subsidiaries shall conduct their businesses only in the ordinary course thereof consistent with past practice and in such a manner that the representations and warranties contained in Article 2 of this Agreement shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by CHC at the Closing shall have been satisfied. CHC will, consistent with conducting its business in accordance with reasonable business judgment, preserve the business of CHC intact; use its best efforts to keep available to Rx Medical and Acquisition Corp the services of the present employees of CHC (except those dismissed for cause or those who voluntarily discontinue their employment) and preserve for Rx Medical and Acquisition Corp the goodwill of the suppliers, patients and others having business relations with CHC.

          5.3 Compliance with Agreement. CHC shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such  acts  and  take  all  such measures  as  may  be  reasonably
necessary   to   comply  with  the  representations,   agreements,
conditions and other provisions of this Agreement.  CHC shall give
Rx Medical prompt written notice of any change in any information contained in the representations and warranties made in Article 2 hereof and on the Exhibits referred to therein (provided, however,
that  such  notice shall not limit Rx Medical's rights under   7.1
hereof) and of any condition or event which constitutes a default of any covenant or agreement made in Article 5 or in any other section hereof.

          5.4 Best Efforts to Secure Consents. CHC shall take the necessary corporate and other action and shall use its best efforts to secure before the Closing Date all necessary consents and approvals required to carry out the transactions contemplated by the Agreement and to satisfy all other conditions precedent to the obligations of Rx Medical and Acquisition Corp and CHC.

          5.5 Unusual Events. Until the Effective Date, CHC shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits.

          5.6 Interim Financial Statements. Within 30 days after the end of each calendar month subsequent to the date of this Agreement and prior to the Effective Date, CHC shall deliver to Rx Medical an unaudited consolidated balance sheet of CHC and its subsidiaries as at the end of such calendar month together with
the   related  consolidated  statement  of  operations.  All  such financial statements shall fairly present the financial position, results of operations and changes in financial periods indicated,
in   accordance  with  generally  accepted  accounting  principles consistently applied, except that note information may be omitted in such statements, subject to normal year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate.

           5.7 Departmental Violations. All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Departments of Buildings, Fire, Labor, Health, or any other State or Municipal Department having
jurisdiction        against        or        affecting         the
      business, property or assets of CHC shall be complied with prior to the Closing Date. All such notes or notices, after the date hereof and prior to the Closing Date, shall be complied with by CHC prior to the Closing Date. Upon written request, CHC shall furnish Rx Medical and Acquisition Corp with an authorization to make the necessary searches for such notes or notices.

     ARTICLE  6 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CHC

           All obligations of CHC which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by Rx Medical and Acquisition Corp at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by CHC at any time at or prior to the Closing):

           6.1 Representations and Warranties True. All of the representations and warranties made by Rx Medical and Acquisition Corp contained in Article 3 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects; Rx Medical and Acquisition Corp shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and CHC shall have been furnished with a certificate of the President or any Vice President of Rx Medical and Acquisition Corp, dated the Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

          6.2  Authority. All action required to be taken by or on the
part  of  Rx  Medical  and  Acquisition  Corp  to  authorize   the
execution,  delivery  and  performance of  this  Agreement  by  Rx
Medical  and  Acquisition  Corp and  the  Articles  of  Merger  by
Acquisition   Corp  and  the  consummation  of  the   transactions
contemplated hereby shall have been duly and validly taken by the Board of Directors of Rx Medical and Acquisition Corp.

          6.3 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against CHC, or the officers or directors of CHC, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

          6.4 Delivery of Certain Certified Documents. At the Closing, Rx Medical shall deliver to CHC copies of the Articles of Incorporation of Rx Medical and Acquisition Corp certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities and copies of resolutions of the Boards of Directors of Rx Medical and Acquisition Corp and the consent of
Rx  Medical as the sole stockholder of Acquisition Corp, certified by the secretary or assistant secretary of Rx Medical and Acquisition Corp approving and authorizing the execution and
delivery   of   this  Agreement  and  the  consummation   of   the
transactions contemplated hereby.

          6.5 Approval by Stockholders of CHC. The stockholders of CHC shall have approved the Merger in accordance with the Mississippi Business Corporation Act.

          6.6 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to CHC pursuant to this Agreement shall be satisfactory in form and substance to CHC and its counsel acting reasonably and in good faith.

          6.7 No Agency Proceedings. There shall not be pending or, to the knowledge of Rx Medical, threatened, any claim, suit, action or other proceeding brought by a governmental agency before any court or governmental agency, seeking to prohibit or restrain the transactions contemplated by this Agreement or material damages in connection therewith.

      ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RX MEDICAL AND ACQUISITION CORP

          All obligations of Rx Medical and Acquisition Corp which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by CHC at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by Rx Medical and Acquisition Corp at any time at or prior to the Closing):

          7.1  Representations and Warranties True; Right of Offset.

           (a) All of the representations and warranties of CHC contained in Article 2 of this Agreement shall be true and correct as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing, and shall be true and correct at and as of the date of Closing (without taking into account any disclosures made by CHC to Rx Medical and Acquisition Corp pursuant to 5.5 hereof). CHC shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Rx Medical and Acquisition Corp shall be furnished with a certificate of the President or any Vice
President  of  CHC,  dated  the Closing  Date,  in  such  person's
corporate                                                capacity,
      certifying to the truth and accuracy of CHC's representaions and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions. For the purposes of this 7.1 only, CHC shall have breached its representations and warranties hereunder (and shall be deemed not to have complied with the covenants and conditions to be performed or complied with by CHC hereunder) if such breach results in undisclosed liabilities, claims, obligations, causes of action, losses, damages or expenses (collectively, the "Losses"), determined within six (6) months after the Effective Date, in excess of $500,000.

           (b) Rx Medical shall have a right of offset in the amount of the Losses against the shares of Common Stock underlying the Preferred Stock. The amount of the offset shall be determined by (i) dividing the amount of the Losses by the Market Value per share of the Common Stock (as defined in Appendix 1.2 attached hereto on the date immediately preceding the date on which this right of offset shall be effected), and (ii) reducing the number of shares of Common Stock issuable upon conversion of the Preferred Stock by the resulting number of shares of Common Stock derived in (i) hereof.

          7.2 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against Rx Medical, Acquisition Corp or the officers or directors of Rx Medical or Acquisition Corp which seeks to restrain, or would render it unlawful as of the Closing to effect, the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transaction contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

          7.3 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to Rx Medical and Acquisition Corp pursuant to this Agreement shall be satisfactory in form and substance to Rx Medical and its counsel acting reasonably and in good faith.

          7.4 No Adverse Change. From the date of this Agreement until the Closing, the operations of CHC and its subsidiaries shall have been conducted in the ordinary course of business consistent with past practice and from the date of the CHC Financial Statements until the Closing; no event shall have occurred or have been threatened which has or would have a material and adverse affect upon the financial condition, assets, liabilities, operations, net worth, prospects or business of CHC or any of its subsidiaries;
and CHC and its subsidiaries shall have not sustained any loss or damage to their assets, whether or not insured, or union activity that affects materially and adversely their ability to conduct their businesses.

           7.5 Approval by Stockholders of CHC. The stockholders of CHC shall have approved the Merger in accordance with the Mississippi Business Corporation Act.

          7.6  Delivery of Certain Documents. At the Closing, CHC shall
have   delivered  to  Rx  Medical  copies  of  the   Articles   of
Incorporation of CHC and its subsidiaries certified (not more than
30 days prior to the Closing Date) by the appropriate governmental authorities and copies of resolutions of the stockholders of CHC and  of  the Board of Directors of CHC, certified by the secretary of  CHC,  approving and authorizing the execution and delivery  of
this   Agreement   and  the  consummation  of   the   transactions
contemplated hereby.

           7.7 Estoppel Certificates. Rx Medical shall have such estoppel certificates as it may deem necessary from the owners of the managed facilities which are subject to all management agreements held by CHC which reflect that such management agreements are valid and enforceable, not in default, and otherwise free of any material adverse contingency and from the lessor of the Smith County Hospital to the effect that the lease is valid and subsisting, not in default and otherwise free of any material adverse contingency.

          7.8 Required Consents. Rx Medical shall have received all consents necessary to its performance of this Agreement.

     ARTICLE 8 TERMINATION

          8.1 Optional Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Date, notwithstanding stockholder approval as follows:

          (a)  By the mutual consent of Rx Medical and CHC; or

          (b) By CHC, if any of the conditions set forth in Article 6 shall not have been met by July 7, 1995; provided that CHC shall not be entitled to terminate this Agreement pursuant to this 8.1(b) if CHC's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

          (c) By Rx Medical, if any of the conditions provided  in
          Article 7 hereof have not been met by July 7, 1995; provided that Rx Medical shall not be entitled to terminate this Agreement pursuant to this 8.1(c) if Rx Medical's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

          8.2  Notice of Abandonment. In the event of such termination
by  either  Rx  Medical  or CHC pursuant to   8.1  above,  written
notice shall forthwith be given to the other party hereto.

          8.3 Mandatory Termination. If the Closing has not occurred by July 7, 1995, this Agreement shall automatically terminate and no longer be of any force or effect.

          8.4 Termination. In the event this Agreement is terminated as provided above, Rx Medical and Acquisition Corp shall deliver to CHC all documents (and copies thereof in its possession) concerning CHC and its subsidiaries previously delivered by CHC to Rx Medical and Acquisition Corp; and none of the parties nor any of their respective partners, stockholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement.

     ARTICLE 9 INDEMNIFICATION

          9.1 By CHC. CHC shall indemnify, defend, protect and hold harmless Rx Medical, Acquisition Corp, and their affiliates, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by Rx Medical and Acquisition Corp or their affiliates, arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by CHC in any document, certificate or instrument delivered
by   CHC   hereunder  ("CHC  Documents");  (b)   any   breach   or
nonfulfillment of any covenant or agreement made by CHC in any of CHC Documents; (c) the claims of any broker or finder engaged by CHC; and (d) without in any manner limiting the foregoing, any liabilities or obligations of, or claims or causes of action against, CHC which arose prior to the Closing Date except those which are set forth or reserved against in the CHC Financial Statements or are set forth in an Exhibit in the Exhibit Volume, or were incurred in the ordinary course of business as heretofore conducted and are not materially adverse to the operations or prospects of CHC's business.

           9.2 By Rx Medical and Acquisition Corp. Rx Medical and Acquisition Corp shall indemnify, defend, protect and hold harmless CHC and its affiliates, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by CHC or its affiliates, arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by Rx Medical or Acquisition Corp in any document, certificate or instrument delivered by RX Medical or Acquisition Corp hereunder ("Rx Medical Documents"); (b) any breach or nonfulfillment of any covenant or agreement made by Rx Medical or Acquisition Corp in any of the Rx Medical Documents; (c) the claims of any broker or finder engaged by Rx Medical or Acquisition Corp; and (d) without in any manner limiting the foregoing, any liabilities or obligations of, or claims or causes of action against, Rx Medical or Acquisition Corp which arose prior to the Closing Date except those which are set forth or reserved against in the Rx Medical Financial Statements or are set forth in an Exhibit in the Exhibit Volume, or were incurred in the ordinary course of business as heretofore conducted and are not materially adverse to the operations or prospects of Rx Medical's or Acquisition Corp's business.

          9.3 Survival. All representations, warranties, indemnities, covenants, and agreements made by CHC, Rx Medical and Acquisition Corp in CHC's or Rx Medical's and Acquisition Corp's Documents shall survive the closing hereof, notwithstanding any examination or investigation made by or for any party.

          9.4 Limitations. Notwithstanding the foregoing, CHC, on the one hand, and Rx Medical and Acquisition Corp on the other (CHC, on the one hand, and Rx Medical and Acquisition Corp on the other,
are  each  sometimes hereinafter referred to in  this   9.4  as  a
"party") shall only be entitled to indemnification for Losses arising out of matters referred to in this Article 9 if it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail, within the earlier of three years after the date hereof or one year after the discovery by it of its claim for indemnification.

          9.5 Defense An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted, in respect of which, indemnification may be sought under the provisions of Article 9, provided that failure to give such notice shall not preclude indemnification with respect to such proceeding or claim except to the extent of any additional or increased Losses directly caused by such failure.
If the indemnifying party, within ten days after the indemnified party has given such notice (or within such shorter period of time as  an  answer or other responsive motion may be required),  shall have acknowledged in writing its obligation to indemnify and shall have furnished to the indemnified party a bond, letter of credit, escrow or similar arrangement in an amount equal to the total amount demanded in such claim or proceeding, then the indemnifying party shall have the right to control the defense of such claim or
proceeding,  and  the  indemnified  party  shall  not  settle   or
compromise such claim or proceeding without the written consent of the indemnifying party, which consent shall not unreasonably be withheld or delayed.

     ARTICLE 10 MISCELLANEOUS

           10.1 Expenses. All expenses of the preparation of this Agreement and of the transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated.

          10.2 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid):

           To CHC:             Consolidated Health Corporation  of
Mississippi, Inc.
                              5550 Franklin Rd.
                              Suite 201
                              Nashville, TN 37220
                              Attention: Sam J. Lewis, Jr., CEO

          with a copy to:          H. Frederick Humbracht
                              Boult, Cummings, Conners & Berry
                              414 Union St., Suite 1600
                              Nashville, TN 38219

          and a copy to:      Churchill Technology, Inc.
                              181 Cooper Ave.
                              Tonawanda, NY 14150
                              Attention: Jerry Dennis, Esq.

          and a copy to:      Boult, Cummings, Conners & Berry
                              414 Union Street, Suite 1600
                              Nashville, TN 37219
                              Attention: John E. Gillmor

          To Rx Medical and        Rx Medical Services Corp.
           Acquisition Corp         888 East Las Olas Blvd., Suite
300
                              Ft. Lauderdale, FL 33301
                              Attention: Joseph C. Wasch, Esq.

          and a copy to:      Proskauer Rose Goetz & Mendelsohn
                              2255 Glades Road, Suite 340 West
                              Boca Raton, Fl  33431
                              Attention: Christine A. Butler

      or to such other address as either CHC or Rx Medical may designate by notice to the other.

          10.3 Entire Agreement. pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject
matter   hereof   and  supersede  all  prior  and  contemporaneous
agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with  the subject matter hereof, except as specifically set  forth
herein.   No supplement, modification or waiver of this  Agreement
shall be binding unless executed in writing by the parties to be bound thereby.

          10.4  Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS
AGREEMENT  SHALL  BE  GOVERNED  BY  THE  LAWS  OF  THE  STATE   OF
MISSISSIPPI  WITHOUT  REGARD TO THE CONFLICTS  OF  LAW  PROVISIONS
THEREOF.

          10.5 Legal Fees and Costs. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

          10.6 CON Disclaimer. This Agreement shall not be deemed to be an acquisition or obligation of a capital expenditure or of funds within the meaning of the certificate of need law of any state, until the appropriate governmental agencies shall have granted a certificate of need or other appropriate approval or ruled that no certificate of need or other appropriate approval is required.

          10.7 Time. Time is of the essence for purposes of each and every provision of this Agreement.

           10.8 Section Headings. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

          10.9 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

           10.10 Nature and Survival of Representations. All representations and warranties contained in any certificate or other instrument delivered pursuant hereto by or on behalf of CHC or by or on behalf of Rx Medical, shall be deemed to be representations and warranties made pursuant to this Agreement by the delivering party. All representations or warranties made by the parties shall survive until December 31, 1996.

           10.11 Exhibits. All Exhibits, Appendices, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representaion to which they are explicitly referenced.

           10.12 Assignment. No party hereto shall assign this Agreement without first obtaining the written consent of the other party.

          10.13 Binding on Successors and Assigns. Subject to 10.12, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the
parties  hereto.   Nothing  expressed  or  referred  to  in   this
Agreement   is   intended   or  shall   be   construed   to   give
      any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

          10.14 Parties in Interest. Nothing in this Agreement is intended to confer any right on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

          10.15 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing, before or after approval hereof by the stockholders of CHC, with respect to any of the terms contained herein, but after such stockholder approval, no amendment shall be made which reduces the consideration per share paid each such stockholder without the further approval of such stockholders.

          10.16 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

          10.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

           10.18 Press Releases. Rx Medical, Acquisition Corp and CHC shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. Where practicable, each of the parties to this Agreement shall furnish to the others drafts of all releases prior to publicaion. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any information to any governmental body or agency.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


          RX MEDICAL SERVICES CORP.



          By
          Its
          Name


          CHC ACQUISITION CORPORATION



          By
          Its
          Name


          CONSOLIDATED HEALTH CORPORATION OF MISSISSIPPI, INC.



          By
          Its
          Name

                    AGREEMENT OF STOCKHOLDERS

                                     Each   of   the   undersigned
stockholders of CHC hereby:

                                         1.    Severally joins  in
               the representations of CHC contained in the above Agreement for Statutory Merger (the "Agreement") and agrees to be liable up to the extent of any consideration received by such stockholder pursuant to 1.2 of the Agreement for any breach of such representation which such stockholder knew to be false;

                     2.    Certifies that (i) such stockholder  is
               acquiring the Rx Preferred Stock and/or Common Stock for his or her own account, with the intent of holding such securities for investment, and without the intent of participating, directly or indirectly, in a distribution of such securities in any manner which would violate federal or applicable state securities laws;
               (ii) such stockholder by reason of such stockholder's or financial experience, has the capacity to protect his or her interests in connection with the purchase of such securities; (iii) upon receipt of such securities, such stockholder will be the respective sole beneficial owner thereof and (iv) such stockholder
               acknowledges that the offer and sale of such securities have not been and will not be accomplished or accompanied by the means of any form of general or public solicitations or advertisements.

                    3. Hereby waives all rights such stockholder has under Article 13 of the Mississippi Business Corporation Act to receive payment of fair value for CHC Common or Preferred
 Stock
               held by such stockholder; and

                          4.    Hereby  agrees to vote all  shares
               held by such stockholder in favor of the merger contemplated by the Agreement.

           IN WITNESS WHEREOF, we have executed this Agreement of Stockholders as of this 23rd day of June, 1995.




     Sam J. Lewis, Jr.                       Margaret Muse
      2,020 Shares of Common Stock            410 Shares of Common
Stock


                                          Churchill  Technologies,
Inc.
     Joe Herring
     100 Shares of Common Stock
                                        By
                                        Name:
                                        Title
                                         3,000  Shares  of  Common
Stock
                                         1,500 Shares of Preferred
Stock

                       LIST OF APPENDICES

                              Number         Description

                                 1.2   Attributes  of  Rx  Medical
Preferred Stock

                                   LIST OF EXHIBITS

                              Number         Description

                                2.2      Equity Securities of  CHC
          in addition to its capital stock
          2.3A      List of subsidiaries of CHC
          2.3B       Articles of Incorporation and Bylaws of  each
          subsidiary of CHC
          2.4       CHC Financial Statements
          2.5       CHC liabilities to insiders
     2.6       Letters of Credit
          2.7         Exceptions  to  Absence  of  Recent  Changes
          Representation
          2.9A       Recent  title  report respecting  CHC's  real
          property
          2.9B      Recent UCC report on CHC's other assets
          2.10        Copies   of  Contracts  of   CHC   and   its
          subsidiaries
          2.17      Powers of Attorney
          2.18      Guarantees
          2.19      Permits and licenses
          2.20      Litigation
          2.24       Last two federal and state income tax returns
          of CHC
          2.25      List of Insurance coverages
          2.26      List of highly compensated CHC employees
     2.27      List of CHC ERISA plans
     2.32(a)-1 Exceptions to License Compliance Representation
          2.32(a)-2 Copy of Hospital License
          2.32(b)   Blue Cross Contract
          2.32(c)   Medicare contract
          2.32(d)   Medicaid contract
          2.32(f)        Notices of zoning and other violations
          2.32(g)   Health Department Surveys
     2.32(h)   Medical Staff Bylaws

     3.4       List of Rx Medical Subsidiaries
     3.8       Rx Medical defaults
     3.9       Rx Medical litigation
     3.10      Rx Medical court orders etc.
     3.11      Exceptions to Rx Medical tax representation
       3.13        Exception   to   Rx  Medical   SEC   compliance
representation